UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

MoviePass Guaranty

On November 22, 2017, Helios and Matheson Analytics Inc. (“HMNY”) entered into a commercial guaranty (the “Guaranty”) in favor of PayPal, Inc. (“PayPal”) pursuant to which HMNY agreed to guarantee the payment obligations of MoviePass Inc. (“MoviePass”) to PayPal under a payment services agreement by and between PayPal and MoviePass. In accordance with the terms of the Guaranty, PayPal can enforce the Guaranty against HMNY even when PayPal has not exhausted its remedies against anyone else obligated to pay MoviePass’ payment obligations or against any collateral securing such obligations. HMNY may terminate the Guaranty on 180 days written notice; provided, however, that the Guaranty will continue in full force until all of MoviePass’ payment obligations incurred or contracted before and during such 180 day period have been fully paid.

As previously disclosed, HMNY and MoviePass have entered into an acquisition agreement pursuant to which HMNY will acquire a majority stake in MoviePass (the “MoviePass Transaction”). The issuance of shares of common stock of HMNY to MoviePass in connection with the MoviePass Transaction remains subject to approval by HMNY’s stockholders in accordance with Nasdaq Listing Rule 5635.

On November 21, 2017, as an inducement for HMNY to enter into the Guaranty, MoviePass entered into a security and pledge agreement with HMNY (the “Security and Pledge Agreement”), pursuant to which MoviePass granted HMNY a first priority security interest in and lien upon all of MoviePass’ assets now owned or subsequently acquired in order to secure MoviePass’ repayment obligations under the subordinated convertible promissory notes issued by MoviePass to HMNY in the aggregate principal amount of $19.05 million, representing funds loaned by HMNY to MoviePass as of that date (the “Notes”), under any additional subordinated convertible promissory notes pursuant to which HMNY may loan additional funds to MoviePass, and MoviePass’ obligation to indemnify HMNY against any losses arising from the Guaranty (collectively, the “MoviePass Obligations”). In addition, in connection with the execution of the Security and Pledge Agreement, MoviePass entered into an intellectual property security agreement, dated November 21, 2017 (the “Intellectual Property Security Agreement”), in favor of HMNY pursuant to which MoviePass granted HMNY a first priority security interest in and lien upon the registered intellectual property of MoviePass to secure the MoviePass Obligations.

The discussion above does not purport to be a complete description of the Guaranty, the Security and Pledge Agreement or the Intellectual Property and Security Agreement described in this Current Report and it is qualified in its entirety by reference to the full text of such documents, which are attached as exhibits to this Current Report and are incorporated herein by reference.

Waiver Agreement with Institutional Investors

As previously reported, on August 16, 2017 and November 7, 2017, HMNY issued convertible promissory notes (the “Notes”) to institutional investors (the “Holders”) pursuant to securities purchase agreements dated August 15, 2017 and November 6, 2017, respectively (the “Purchase Agreements”).

Absent a waiver by requisite Holders, the Purchase Agreements and the Notes would restrict HMNY from entering into the Guaranty (the “Indebtedness Restriction”).

On November 22, 2017, each of the Holders entered into a separate waiver agreement with HMNY pursuant to which, in consideration of the issuance by HMNY to the Holders of an aggregate of 275,000 unregistered shares of common stock allocated among the Holders on a pro rata basis (or, at each Holder’s election, rights to acquire such Holder’s pro rata portion of that number of shares of Common Stock) (collectively, the “Waiver Shares”), the Holders waived the Indebtedness Restriction and certain ancillary restrictions related to the issuance of the Waiver Shares.

The discussion above does not purport to be a complete description of the Waiver Agreement described in this Current Report and it is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03, to the extent applicable. The maximum amount of payments that HMNY may be required to make under the Guaranty is an indeterminate amount correlated to the amount of subscription receipts processed by PayPal and remitted to MoviePass which MoviePass may be required to reimburse to PayPal under certain circumstances.

Item 8.01	Other Events.

Additional Investment in MoviePass

As previously disclosed, on October 11, 2017, HMNY and MoviePass entered into an Investment Option Agreement (the “MoviePass Option Agreement”), pursuant to which MoviePass granted HMNY an option to purchase additional shares of MoviePass common stock in an amount up to $20 million based on a pre-money valuation of MoviePass of $210 million (the “MoviePass Option”) amounting to an additional investment of up to 8.7% of the Currently Outstanding Shares of Common Stock (as defined in the MoviePass Option Agreement) of MoviePass, giving effect to the closing of the MoviePass Transaction. The issuance of HMNY’s shares of common stock to MoviePass in connection with the MoviePass Transaction remains subject to approval by HMNY’s stockholders in accordance with Nasdaq Listing Rule 5635.

On November 21, 2017, HMNY used $1.8 million of the cash proceeds received from the mandatory prepayments under those certain investor secured promissory notes issued by certain institutional investors to HMNY on November 7, 2017 in order to exercise an additional $1.8 million of the MoviePass Option (the “MoviePass Option Exercise”). In connection with the MoviePass Option Exercise, MoviePass issued HMNY a subordinated convertible promissory note in the principal amount of $1.8 million (the “MoviePass Option Note”). Assuming the closing of the MoviePass Transaction occurs, MoviePass will issue the amount of shares of its common stock to HMNY underlying the MoviePass Option Note, and upon such issuance the MoviePass Option Note will be deemed satisfied in full.

The above discussion does not purport to be a complete description of the MoviePass Option Note and it is qualified in its entirety by reference to the full text of the MoviePass Option Note, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Completion of Permitted Sale Under HMIT Lockup Agreements

On November 21, 2017, Muralikrishna Gadiyaram, a director of HMNY, filed a Form 4 with the Commission with respect to the sale on November 17, 2017 of 170,000 shares of HMNY common stock by Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, “HMIT”), which was the maximum number of shares permitted to be sold by HMIT under the previously reported lockup agreements executed by HMIT in connection with HMNY’s sale of convertible notes to institutional investors in August and November 2017 (the “Lockup Agreements”). Mr. Gadiyaram is an officer of Helios & Matheson Information Technology Ltd. and Helios & Matheson Inc. and a shareholder of Helios & Matheson Information Technology Ltd. All remaining shares of HMNY common stock owned by HMIT are subject to the transfer and sale restrictions of the Lockup Agreements.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

Cautionary Statement on Forward-looking Information

Certain information in this communication contains “forward-looking statements” about HMNY and MoviePass within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. Such forward-looking statements include, without limitation, statements regarding the expected completion of the MoviePass Transaction. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the conditions to the closing of the MoviePass Transaction may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement between MoviePass and HMNY, MoviePass’ and HMNY’s continuing need for additional financing, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

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Such forward-looking statements are based on a number of assumptions. Although management of HMNY and MoviePass believe that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially and adversely from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Risk factors and other material information concerning HMNY and MoviePass are described in HMNY’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Commission (the “SEC”) on November 14, 2017, in HMNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other HMNY filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s and MoviePass’ current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

In particular, MoviePass’ $9.95 per month and $89.95 for one year subscription pricing models are new. There can be no assurance that the resulting rate of increase in its subscribers from the previously announced $9.95 per month pricing model will continue or be sustained. Also, there can be no assurance that any increase in MoviePass subscribers resulting from its new $89.95 for one year pricing model will be sustained. Moreover, an increase in the number of MoviePass™ subscribers provides no assurance that the MoviePass™ business model will lead to profitability.

Additional Information for Stockholders of HMNY about the Proposed Transaction between HMNY and MoviePass and Where to Find It

HMNY plans to file with the SEC and furnish its stockholders with a proxy statement in connection with the proposed transaction with MoviePass and security holders of HMNY are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about HMNY, MoviePass and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by HMNY with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of HMNY’s filings from HMNY’s website at www.hmny.com or by directing a request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BETWEEN HMNY AND MOVIEPASS.

Participants in the Solicitation

HMNY and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of HMNY in connection with the proposed transaction between HMNY and MoviePass. Information about those directors and executive officers of HMNY, including their ownership of HMNY securities, is set forth in its annual report on Form 10-K for the year ended December 31, 2016, which HMNY filed with the SEC on April 14, 2017, and its definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of HMNY and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Title:	Theodore Farnsworth Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1*	MoviePass Option Note issued as of November 21, 2017.
10.1*	Commercial Guaranty, dated November 22, 2017, by and among HMNY, MoviePass and PayPal.
10.2*	Security and Pledge Agreement, dated November 21, 2017, by and between HMNY and MoviePass.
10.3*	Intellectual Property Security Agreement, dated November 21, 2017, by MoviePass in favor of HMNY.
10.4*	Form of Waiver Agreements, dated November 22, 2017, by and between HMNY and each of the holders of senior convertible notes.

* Filed herewith.

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